UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

May 9, 2006

Date of Report (Date of Earliest Event Reported)

FIRST COMMUNITY BANCORP

(Exact Name of Registrant As Specified In Its Charter)

CALIFORNIA

(State or Other Jurisdiction of Incorporation)

00-30747	33-0885320
(Commission File Number)	(IRS Employer Identification No.)

6110 El Tordo

PO Box 2388

Rancho Santa Fe, California 92067

(Address of Principal Executive Offices)(Zip Code)

(858) 756-3023

(Registrant’s Telephone Number, including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01.              Completion of Acquisition or Disposition of Assets

On May 9, 2006, First Community Bancorp (the “Company”) announced that it completed that day its previously announced acquisition of Foothill Independent Bancorp (“Foothill”) and its wholly-owned subsidiary Foothill Independent Bank (“Foothill Bank”), with approximately $750 million in assets at March 31, 2006. With the completion of this acquisition, Foothill Bank merged into Pacific Western National Bank, a wholly-owned subsidiary of the Company, adding eleven branches to the Pacific Western branch network. Upon the closing of the merger, Foothill Bank’s additional branch, located in Temecula, California, was sold by Pacific Western to First National Bank, a wholly-owned subsidiary of the Company in San Diego, California. The integration of Foothill Bank’s systems and the conversion of Foothill Bank’s branches to Pacific Western’s operating platform are scheduled to be completed in June 2006. The integration of the Temecula branch’s systems with First National’s platform is scheduled to be completed by the end of May 2006.

In the merger, each share of Foothill common stock was converted into the right to receive 0.4523 of a share of First Community common stock. First Community will issue an aggregate of approximately 3,947,433 shares of First Community common stock to Foothill stockholders. Approximately $10.2 million in cash was delivered to holders of outstanding and unexercised Foothill options. Based on the closing price of First Community’s common stock on May 9, 2006 of $59.23 per share, the aggregate consideration to be paid to Foothill stockholders and holders of options to acquire Foothill common stock is approximately $244.0 million.

Attached hereto as Exhibit 99.1 is a copy of the press release, which is incorporated herein by reference.

Item 5.02.              Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

Effective May 9, 2006, upon the closing of the Foothill acquisition, the Company appointed Mr. George Langley to the Board of Directors of the Company, pursuant to the terms of the Agreement and Plan of Merger, dated December 14, 2005, between the Company and Foothill. Mr. Langley was also appointed to the Asset Liability Management Committee of the Board of Directors.

Item 9.01.              Financial Statements and Exhibits

(a)           Financial Statements of Businesses Acquired.

Financial statements of Foothill Independent Bancorp were previously filed with the Company’s registration statement on Form S-4 (File No. 333-132018), as amended, filed with the Securities and Exchange Commission on February 23, 2006 and amended on March 16, 2006 and accordingly are not required to be filed herewith pursuant to General Instruction B.3. of Form 8-K.

(b)           Pro Forma Financial Information.

Pro forma financial information of First Community Bancorp was previously filed with the Company’s registration statement on Form S-4 (File No. 333-132018), as amended, filed with the Securities and Exchange Commission on February 23, 2006 and amended on March 16, 2006 and accordingly is not required to be filed herewith pursuant to General Instruction B.3. of Form 8-K.

(d)           Exhibits.

Exhibit No.	Description

99.1	Press release dated May 9, 2006.

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release dated May 9, 2006.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunder duly authorized.

Dated: May 12, 2006

FIRST COMMUNITY BANCORP

By:	/s/ Jared M. Wolff
	Name:	Jared M. Wolff
	Title:	Executive Vice President,
General Counsel and Secretary